As filed with the Securities and Exchange Commission on December 18, 2006
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
Under the Securities Act of 1933

Epoch Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	20-1938886
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

640 Fifth Avenue
New York, New York 10019
(212) 303-7200
(Address, including zip code, and  telephone  number,  including area code, of  registrant’s principal executive offices)

 William W. Priest
Epoch Holding Corporation
640 Fifth Avenue
New York, New York 10019
(212) 303-7200
(Name, address, including zip code, and telephone  number,  including area code, of agent  for  service)

Copies to:
Alan I. Annex, Esq.
Greenberg Traurig, LLP
200 Park Avenue
New York, New York 10166
(212) 801-9200

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	1,666,667	$6.00	$10,000,000	$1,070

(1)
Pursuant to Rule 416 under the Securities Act, this registration statement covers, in addition to the number of shares of common stock shown above, an indeterminate number of additional shares of common stock that may be issued upon conversion of the Series A Convertible Preferred Stock as a result of anti-dilution adjustments.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 18, 2006

PROSPECTUS

1,666,667 shares

Epoch Holding Corporation

 Common Stock

This prospectus relates to the offer and sale from time to time by General American Investors Company, Inc. (the “Selling Stockholder”) of up to 1,666,667 shares of our common stock issuable by us upon conversion of our Series A Convertible Preferred Stock. The Selling Stockholder may sell its shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. We will not receive any proceeds from the sale of these shares.

Our common stock is listed on the NASDAQ Capital Market and trades on the exchange under the symbol “EPHC.” On December 15, 2006, the last reported sale price of our common stock on the NASDAQ Capital Market was $9.00 per share.

Our principal executive offices are located at 640 Fifth Avenue, New York, New York 10019, and our telephone number at this address is (212) 303-7200.

Investing in our common stock involves risk. See “Risk Factors” beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________, 200_.

Neither we nor the Selling Stockholder have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in it, as well as any prospectus supplement that accompanies it, include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We intend our forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections. All statements regarding our expected financial position and operating results, our business strategy, forecasted demographic and economic trends relating to our industry and similar matters are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimate,” “potential” or “continue,” or the negative of these terms or other comparable terminology. We cannot promise you that our expectations in such forward-looking statements will turn out to be correct. Our actual results may differ materially from those projected in these statements because of various factors, including those discussed in this prospectus under the caption “Risk Factors” and those discussed in our SEC reports on Forms 10-K, 10-Q and 8-K, which are incorporated by reference in this prospectus.

PROSPECTUS SUMMARY

The following summary provides an overview of certain information about us and the offering and may not contain all the information that may be important to you. This summary is qualified in its entirety by and should be read together with, the information contained in other parts of this prospectus. You should carefully read this entire prospectus before making a decision about whether to invest in our common stock.

Epoch Holding Corporation

Overview

We are a holding company whose primary line of business is investment management and investment advisory services. Our operations are conducted through our wholly-owned subsidiary, Epoch Investment Partners, Inc. ("EIP"). EIP is a registered investment adviser under the Investment Advisers Act of 1940, as amended.

Our principal executive offices are located at 640 Fifth Avenue, New York, New York 10019, and our telephone number at this address is (212) 303-7200.

Company Structure and Discontinued Operations

On June 2, 2004, one of our subsidiaries merged with EIP in a business combination which resulted in the former EIP stockholders owning 51% of our issued and outstanding equity securities immediately following the transaction. As a result of the majority of ownership interest in us being held by the former EIP stockholders, the business combination was accounted for as a reverse merger. Under generally accepted accounting principles in the United States of America, the legally acquired company (in this case, EIP), became the surviving entity for financial reporting purposes. EIP was formed on April 14, 2004 and did not have a predecessor business.

Prior to the June 2, 2004 business combination, we conducted our operations in the internet-based e-commerce industry. Immediately following the closing of the transaction with EIP, management initiated a formal plan to dispose of the internet-based business and shift our business focus and capital resources to the operations of EIP. In September 2004, the internet-based operations were sold to the management of that business segment. The results of operations for that business segment have been reported as discontinued operations.

Operations and Products

EIP, our sole operating segment, manages investment assets for retirement plans, mutual funds, endowments, foundations, and high net worth individuals. As of September 30, 2006, EIP offered eight separate investment products to its clients:

•
U.S. All Cap Value - This portfolio is comprised of a broad range of U.S. companies with market capitalizations that resemble stocks in the "Russell 3000," a U.S. Equity index which measures the performance of the 3,000 largest U.S. companies based upon total market capitalization.

•
U.S. Value - This portfolio reflects a selection of equities in U.S. companies with market capitalizations generally over $2 billion, generally considered to be comparable to the "Russell 1000,” a U.S. Equity index which measures the performance of the 1,000 largest companies in the Russell 3000 index.

•
U.S. Small Cap Value - This portfolio comprises U.S. companies with capitalizations under $2 billion, generally considered to be comparable to the "Russell 2000," a U.S. Equity index which measures the performance of the 2,000 smallest companies in the “Russell 3000.”

•	Global Small Cap Value - This product seeks to capitalize upon the continuing globalization of the world economy by investing in small cap companies in the U.S. and throughout the world.

•
Global Absolute Return - While this product uses the same security selection process of other products offered by EIP, its holdings are generally limited to fewer than 30 positions. Individual positions can be as high as 15% and cash is used aggressively to control loss exposure. The objective of this product is absolute positive return.

•
International Small Cap - This product draws almost all of its holdings from small cap companies outside the U.S., with "small cap" defined as companies with market capitalization in the bottom 25% of the publicly traded companies in each country where the strategy is applied. This approach results in an average portfolio market capitalization of less than $3 billion. Index comparisons for this product include the S&P/Citigroup Extended Market Index (EMI) and the Europe Pacific Asia Composite (EPAC), commonly referred to as the "EMI EPAC Index."

•
Balanced Portfolios - This product is available primarily to our high net worth investors. The mix of debt and equity securities is tailored to reflect (i) the client's tolerance for risk and (ii) the client's marginal tax rate or other preferences. As a result, the mix can vary among individual clients. The equity components of these portfolios typically reflect EIP's All-Cap equity structure and generally contain 40-60 positions, almost all of which are held in other EIP products. The debt component of the portfolio is largely comprised of high quality bonds.

•
Global Equity Shareholder Yield - This product seeks to invest in a diversified portfolio of global equity securities with a history of attractive dividend yields and positive growth in free cash flow. The primary objective of this product is to seek a high level of income, with capital appreciation as a secondary investment objective.

Assets Under Management and Flows (in millions)

	Three Months Ended September 30,
	2006	2005
Beginning of period assets	$3,253	$1,401
Net Inflows/(Outflows)	433	284
Market Appreciation	161	85
End of period assets	$3,847	$1,770

AUM increased to $3.85 billion at September 30, 2006, from $1.77 billion at September 30, 2005. This increase was primarily attributable to the ongoing expansion of our client base.

The following chart shows our investment products as a percentage of AUM as of September 30, 2006:

The following chart shows our AUM by distribution channel as of September 30, 2006:

Growth Strategy

Our growth strategy will continue to be focused on the development of distribution channels to offer our various products to a broad array of clients. These efforts have included, and will continue to include, relationships with investment advisory consultants, initiation of managed accounts with third party institutions, and maintaining strong sub-advisory relationships.

We routinely evaluate our strategic position and maintain a disciplined acquisition and alliance effort which seeks complementary products or new products which could benefit clients. While we plan to actively seek such opportunities, there can be no assurance that acquisitions can be identified and closed on terms that are attractive. Management believes that opportunities are available, but will only act on opportunities that it believes are accretive to our long-term business strategy.

Paramount to the ongoing success of the business, including growth in existing products and retention of clients, will be our ability to attract and retain key employees. We offer competitive compensation to our employees, including share-based compensation, which we believe promotes a common objective with shareholders.

THE OFFERING

On November 7, 2006, we closed a private placement of 10,000 shares of Series A Convertible Preferred Stock with the Selling Stockholder for $10 million.

Securities Offered	Up to 1,666,667 shares of our common stock issuable upon the conversion of the Series A Convertible Preferred Stock.

Common Stock to be outstanding after the offering[1]	21,338,599 shares.

Use of Proceeds
The Selling Stockholder will receive all of the net proceeds from the sale of its shares of common stock. Accordingly, we will not receive any proceeds from the sale of the shares.

We received $10 million in connection with our sale of 10,000 shares of Series A Convertible Preferred Stock to the Selling Stockholder, such shares of Series A Convertible Preferred Stock being convertible into the shares of common stock being offered under this prospectus. We plan to use the proceeds from the sale of the Series A Convertible Preferred Stock for general corporate purposes, including without limitation, funding future acquisitions, capital expenditures and working capital needs. No placement or other broker fees were paid in connection with this transaction.

Risk Factors	An investment in the shares involves a high degree of risk. See “Risk Factors” on page 6.

NASDAQ Capital Market Trading Symbol	EPHC.

1  Does not include shares issuable upon exercise of all options under (i) our 1992 Incentive and Non-Qualified Stock Option Plan, (ii) our 2004 Omnibus Long-Term Incentive Compensation Plan or (iii) any equity compensation plans not approved by our stockholders, of which an aggregate of 1,130,000 options are currently outstanding under such plans.

RISK FACTORS

You should carefully consider the following risk factors relating to Epoch Holding Corporation and our common stock before purchasing the shares offered by this prospectus. You should also consider the risks, uncertainties and additional information set forth in our filings with the Securities and Exchange Commission (the “SEC”) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference herein, before making an investment decision. For more information see “Where You Can Find More Information” below.

Risks Related to this Offering

The price of our common stock may be volatile, which may decrease the value of your investment.

The trading price of our common stock may fluctuate substantially. In fact, over the last twelve months ended November 30, 2006 our common stock has traded from a closing low of $3.68 to a closing high of $8.33 on the NASDAQ Capital Market. The price of our common stock that will prevail in the market after this offering may be higher or lower than the price you pay, depending on many factors, some of which are beyond our control and may not be related to our operating performance. The price of the common stock may fluctuate as a result of:

•	Price and volume fluctuations in the overall stock market from time to time;

•	Actual or anticipated changes in our earnings or fluctuations in our operating results or in the expectations of securities analysts;

•	A loss of the services of any key personnel;

•	The withdrawal of funds by existing clients or the inability to attract new clients; and

•	A decrease in our AUM and corresponding decrease in advisory fees as a result of poor investment performance.

Future sales of our common stock in the public market, including sales of the shares offered by this prospectus, could lower our stock price.

Future sales of our common stock in the public market, including sales of the shares offered by this prospectus, or the perception that such sales could occur, could adversely affect the prevailing market price of our common stock, and could make it more difficult for us to raise funds through future public offerings of our equity securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. (Our Exchange Act file number for those SEC filings is 1-9728.) You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

We file information electronically with the SEC. Our SEC filings are also available from the SEC’s internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

We maintain a website which contains current information on operations and other corporate governance matters. The website address is www.eipny.com. Through the  “Investor Relations” section of our website, and “Link to SEC Website” therein, we make available, free of charge, our Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

Our common stock is listed on the NASDAQ Capital Market and trades on the exchange under the symbol “EPHC.”

This prospectus is part of a registration statement we filed with the SEC. The SEC allows us to “incorporate by reference” some documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We do not incorporate by reference any portion of any document, including any Current Report on Form 8-K, which is not deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. Subject to the foregoing, we incorporate by reference the documents listed below and any documents we subsequently file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the selling stockholders have sold all of the securities to which this prospectus relates or the offering is otherwise terminated:

•
Our Annual Report on Form 10-K for our fiscal year ended June 30, 2006, which we filed on September 28, 2006, as amended on September 29, 2006, including the information we incorporated by reference in our Form 10-K, as amended, from our definitive proxy statement for our 2006 annual meeting of stockholders, which we filed on October 30, 2006;

•	Our Quarterly Report on Form 10-Q for our quarterly period ended September 30, 2006 which we filed on November 14, 2006; and

•	Our Current Reports on Form 8-K, which we filed on July 6, 2006, July 11, 2006, August 9, 2006, October 4, 2006 and November 9, 2006.

We will provide a copy of the information we incorporate by reference, at no cost, to each person to whom this prospectus is delivered. To request a copy of any or all of this information, you should write or telephone us at the following address and telephone number:

Epoch Holding Corporation
Attention: Adam Borak, Chief Financial Officer and Secretary
640 Fifth Avenue, 18th Floor
New York, New York 10019
(212) 303-7200

USE OF PROCEEDS

The Selling Stockholder will receive all of the net proceeds from the sale of its shares of common stock. Accordingly, we will not receive any proceeds from the sale of the shares.

Epoch Holding Corporation received $10 million in connection with its sale of 10,000 shares of Series A Convertible Preferred Stock to the Selling Stockholder, such shares of Series A Convertible Preferred Stock being convertible into the shares of common stock being offered under this prospectus. We plan to use the proceeds from the sale of the Series A Convertible Preferred Stock for general corporate purposes, including without limitation, funding future acquisitions, capital expenditures and working capital needs. No placement or other broker fees were paid in connection with this transaction.

SELLING STOCKHOLDER

The Selling Stockholder may from time to time offer and sell pursuant to this prospectus any or all of the shares of common stock listed below. When we refer to "Selling Stockholder" in this prospectus, we mean those persons listed in the table below, as well as the pledgees, donees, assignees, transferees, successors and others who later hold any of the Selling Stockholder’s interests. In the event that the Selling Stockholder enters into a transaction with a pledgee, donee, assignee, transferee or successor, we will amend or supplement this prospectus to specifically name such individual as a “Selling Stockholder.”

We have agreed to file a registration statement, of which this prospectus is a part, to register the shares of the Selling Stockholder set forth in the table below in order to permit the Selling Stockholder to sell these shares from time to time as described in “Plan of Distribution” on page 11.

Shares of our common stock sold to the Selling Stockholder will not be freely tradable by the Selling Stockholder until they are registered under applicable securities laws or an exemption from such registration is available. We are required to register for sale all shares of our common stock issued or issuable to the Selling Stockholder in connection with the conversion of the 10,000 shares of Series A Convertible Preferred Stock sold to the Selling Stockholder.

The table below sets forth the number of shares being registered for sale as of the date of this prospectus and sets forth the number of shares of common stock known by us to be beneficially owned by the Selling Stockholder as of December 18, 2006. The Selling Stockholder has not had a material relationship with us within the past three years other than as a result of the ownership of our shares of common stock or other securities as described in this prospectus. The shares offered by this prospectus may be offered from time to time by the Selling Stockholder. The percent of beneficial ownership for the Selling Stockholder is based on 19,671,932 shares of our common stock outstanding as of November 7, 2006. The Selling Stockholder may have acquired, sold or transferred, in transactions exempt from registration requirements of the Securities Act, some or all of their common stock since the date as of which the information in the table is presented. We are not making any representation that any shares covered by this prospectus will or will not be offered for resale. The Selling Stockholder reserves the right to accept or reject, in whole or in part, any proposed sale of shares.

Information about the Selling Stockholder may change over time. Any changed information will be set forth in prospectus supplements. From time to time, additional information concerning ownership of our common stock may rest with certain holders thereof not named in the table below and of whom we are unaware.

Selling Stockholder	Number of Shares of Common Stock Beneficially Owned (1)	Number of Shares of Common Stock To Be Sold (1)	Number of Shares of Common Stock Beneficially Owned After Offering (2)	Percent Of Common Stock Beneficially Owned After Offering (2)
General American Investors Company, Inc.	1,666,667	1,666,667	-0-	*

* Less than one percent (1%).

(1) The number of shares being offered in this prospectus represents the maximum number of shares issuable in connection with the conversion of the Series A Convertible Preferred Stock at a conversion price of $6.00 per share. Such number may be adjusted upon the occurrence of certain events in accordance with Rule 416 under the Securities Act.

(2) The figures for the number of shares and the percentage of shares beneficially owned by the Selling Stockholder after the offering are based on the assumption that the Selling Stockholder will sell all of the shares registered for sale hereby. Because the Selling Stockholder may offer all, some or none of the shares pursuant to this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares that will be held by the Selling Stockholder after completion of the sale of shares hereunder. See "Plan of Distribution" on page 11.

The Selling Stockholder has not informed us of its current plans with respect to the disposition of shares of our common stock which are covered by this prospectus.

DESCRIPTION OF OUR CAPITAL STOCK

The following description of our capital stock is derived from our certificate of incorporation, certificate of designation setting forth the terms of the Series A Convertible Preferred Stock and by-laws as well as relevant provisions of applicable law.

Our authorized capital stock consists of 60,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of “blank check” preferred stock, par value $1.00 per share. As of November 7, 2006, there were 19,671,932 shares of common stock outstanding held by approximately 1,099 holders of record, and 10,000 shares of Series A Convertible Preferred Stock outstanding all of which is held by the Selling Stockholder.

Description of Common Stock

Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of common stock shall be entitled to receive, when and as declared by the board of directors, out of our assets legally available therefor, such dividends as may be declared from time to time by our board of directors. The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of preferred stock. Except as otherwise provided by law, and subject to any voting rights granted holders of preferred stock, amendments to our certificate of incorporation generally must be approved by a majority of the votes entitled to be cast by all outstanding shares of common stock. Our certificate of incorporation and by-laws do not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of preferred stock, upon our liquidation, dissolution or winding up, our common stockholders will be entitled to receive pro rata all assets available for distribution to such holders based on the number of shares of common stock held by each.

Description of Series A Convertible Preferred Stock

We issued 10,000 shares of our Series A Convertible Preferred Stock on November 7, 2006 to the Selling Stockholder at a purchase price of $1,000 per share.

The Series A Convertible Preferred Stock is convertible at the holder's option at any time into an amount of shares of our common stock resulting from dividing the face value by a conversion price of $6.00 per share, subject to conversion price adjustment upon certain events.

If not previously converted, the Series A Convertible Preferred Stock is subject to mandatory conversion on November 7, 2011 or upon a change of control (as defined in the certificate of designation setting forth the terms of the Series A Convertible Preferred Stock). Upon a liquidation event, the holder of the Series A Convertible Preferred Stock will receive the face amount of the Series A Convertible Preferred Stock plus any accrued but unpaid dividends equal to 4.60% per annum of the face amount.

The holders of the Series A Convertible Preferred Stock generally have voting rights equivalent to the holders of our common stock, and will be entitled to vote together as a single class, on an as-converted basis, with the holders of our common stock.

Transfer Agent and Registrar

Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, New York 10004 is the transfer agent and registrar of our capital stock.

PLAN OF DISTRIBUTION

The Selling Stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute our common stock.

Because the Selling Stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Stockholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the shares by the Selling Stockholder.

We agreed to keep this prospectus effective until the earlier of (i) the date on which all the shares have been sold or (ii) the date on which the shares may be sold immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144(k), as determined by our counsel. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

We have agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We will pay all expenses associated with filing and maintaining the effectiveness of this registration statement. With the exception of any brokerage fees and commission which are the obligation of the Selling Stockholder, we are responsible for the fees, costs and expenses of this offering which are estimated to be $85,737, inclusive of our legal and accounting fees, printing costs, “blue sky” filing and other miscellaneous fees and expenses.

LEGAL MATTERS

The validity of the issuance of the shares of our common stock described herein has been passed upon for us by Greenberg Traurig, LLP, New York, New York.

EXPERTS

The consolidated financial statements of Epoch Holding Corporation appearing in our Annual Report on Form 10-K for the year ended June 30, 2006 have been audited by CF & Co., L.L.P., an independent registered public accounting firm, as stated in their report thereon, included therein, and which is incorporated herein by reference. Such consolidated financial statements have been so incorporated herein by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

DISCLOSURE OF THE SEC’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

EPOCH HOLDING CORPORATION

1,666,667 Shares

Common Stock

Prospectus

___________, 200_

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table lists the costs and expenses payable by the registrant in connection with the sale of the common stock covered by this prospectus other than any sales commissions or discounts, which expenses will be paid by us. All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$1,070
Legal fees and expenses	60,000
Accounting fees and expenses	7,500
NASDAQ Additional Listing Fee	16,667
Miscellaneous fees and expenses	500
Total	$85,737

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

Article IX of our certificate of incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

Article 6 of our by-laws provides for the indemnification of officers, directors or other agents acting on our behalf if such person acted in good faith and in a manner reasonably believed to be in and not opposed to our best interest and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

We have entered into Indemnification Agreements with each of our current directors and officers to provide such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in our certificate of incorporation and by-laws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought. The indemnification provision in our certificate of incorporation, by-laws and the indemnification agreements between us and each of our directors and officers may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act.

We maintain directors and officers liability insurance, which covers our directors and officers against certain claims or liabilities arising out of the performance of their duties.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

Item 16.	Exhibits

Exhibit Number	Description of Document

2.1	Agreement and Plan of Reorganization dated June 2, 2004. (A)

2.2	Agreement and Plan of Merger. (B)

3.1	Articles of Incorporation of the Registrant, as amended. (B)

3.2	By-laws of the Registrant. (B)

4.1
Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock of Epoch Holding Corporation, filed with the Secretary of State of the State of Delaware November 6, 2006. (C)

4.2	Registration Rights Agreement, dated November 7, 2006, by and between Epoch Holding Corporation and General American Investors Company, Inc. (C)

4.3	Stockholders Agreement dated as of June 2, 2004 among J Net Enterprises, Inc. and certain of its stockholders. (A)

4.4	Registration Rights Agreement dated as of June 2, 2004 among J Net Enterprises, Inc. and certain of its stockholders. (A)

5.1	Opinion of Greenberg Traurig, LLP, counsel to the Registrant (K)

10.1	1992 Incentive and Non-Qualified Stock Option Plan (E)

10.2	2004 Omnibus Long-Term Incentive Compensation Plan (H)

10.3	Indemnification Agreement. (D)

10.4	Asset Purchase Agreement by and between InterWorld Holdings, LLC as buyer and IW Holdings, Inc. as seller dated September 9, 2004 (G)

10.5	Office lease between Vornado 640 Fifth Avenue LLC (Landlord) and Epoch Investment Partners, Inc. (I)

10.6	Form of Restricted Stock Award. (J)

10.7	Office lease between 680 Fifth Avenue Associates, L.P. (Landlord) and J Net Enterprises (J)

10.8	Office sub-lease between J Net Enterprises (Tenant) and The Game Show Network (Sub-tenant). (J)

10.9	Audited Financial Statements of J Net Enterprises, Inc. and Subsidiaries as of June 1, 2004. (F)

10.10	Securities Purchase Agreement, dated November 6, 2006, by and between Epoch Holding Corporation and General American Investors Company, Inc. (C)

23.1	Consent of CF & Co., L.L.P., Independent Registered Public Accounting Firm (K)

23.2	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1) (K)

24.1	Power of attorney (contained on signature page) (K)

(A)	Incorporated by reference to Registrant's Form 8-K dated June 3, 2004.
(B)	Incorporated by reference to Registrant's Form 8-K dated December 7, 2004.
(C)	Incorporated by reference to Registrant's Form 8-K dated November 6, 2006.
(D)	Incorporated by reference to Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003.
(E)	Incorporated by reference to Registrant's 1992 Proxy Statement.
(F)	Incorporated by reference to Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2004.
(G)	Incorporated by reference to Registrant's Form 8-K dated September 14, 2004.
(H)	Incorporated by reference to Registrant's Form 8-K dated November 19, 2004.
(I)	Incorporated by reference to Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2005.
(J)	Incorporated by reference to Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2006.
(K)	Included herein.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use:

(b) The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 18th day of December 2006.

EPOCH HOLDING CORPORATION

By:	/s/ William W. Priest
Name: William W. Priest
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints William W. Priest and Adam Borak, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated

Name	Title	Date
/s/ William W. Priest	Chief Executive Officer and Director	December 18, 2006
William W. Priest	(Principal Executive Officer)

/s/ Adam Borak	Chief Financial Officer and Secretary	December 18, 2006
Adam Borak	(Principal Accounting and Financial Officer)

/s/ Allan R. Tessler	Chairman of the Board	December 18, 2006
Allan R. Tessler

/s/ Enrique R. Arzac	Director	December 18, 2006
Enrique R. Arzac

/s/ Jeffrey L. Berenson	Director	December 18, 2006
Jeffrey L. Berenson

/s/ Peter A. Flaherty	Director	December 18, 2006
Peter A. Flaherty

/s/ Eugene M. Freedman	Director	December 18, 2006
Eugene M. Freedman

/s/ David R. Markin	Director	December 18, 2006
David R. Markin